UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2005

Swank, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-5354

Delaware (State or other jurisdiction of incorporation or organization)	04-1886990 (IRS Employer Identification Number)

90 Park Avenue New York, NY (Address of principal executive offices)	10016 (Zip code)

(212) 867-2600
(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On March 28, 2005 Swank, Inc. (the "Company") and John Tulin, President and a member of the board of directors of the Company, entered into an amendment, effective January 1, 2005, to the Employment Agreement dated January 1, 1990 as amended, between the Company and Mr. Tulin. Among other things, the amendment extends the term of John Tulin's employment agreement through December 31, 2006. A copy of the amendment is filed as an exhibit to this Form 8-K as Exhibit 10.01.

        In addition, on March 28, 2005 the Company and James Tulin, a Senior Vice President and a member of the board of directors of the Company, entered into an amendment, effective January 1, 2005, to the Employment Agreement dated March 1, 1989, as amended, between the Company and Mr. Tulin. Among other things, the amendment extends the term of James Tulin's employment agreement through December 31, 2006. A copy of the amendment is filed as an exhibit to this Form 8-K as Exhibit 10.02.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not Applicable.

(b)	Pro Forma Financial Information.	Not Applicable.

(c)	Exhibits

	Exhibit No.	Description

	10.01	Letter Agreement effective January 1, 2005 between the Company and John Tulin.

	10.02	Letter Agreement effective January 1, 2005 between the Company and James Tulin.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2005	SWANK, INC.

By: /s/ Jerold R. Kassner

Jerold R. Kassner, Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01	Letter Agreement effective January 1, 2005 between the Company and John Tulin.

10.02	Letter Agreement effective January 1, 2005 between the Company and James E. Tulin.